CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
TECHNE Corporation
Minneapolis, Minnesota

We consent to the incorporation by reference in the Registration Statements (No. 33-42992, 33-49160, 33-86728, 33-86732, 333-14211, 333-
37263, 333-88885, and 333-4992) on Form S-8 of TECHNE Corporation of our reports dated September 12, 2005, with respect to the consolidated balance sheets of TECHNE Corporation as of June 30, 2005 and 2004, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005, annual report on Form 10-K of TECHNE Corporation.


                                 /s/ KPMG LLP


Minneapolis, Minnesota
September 12, 2005